Exhibit 99.1

Acadia Realty Trust Reports First Quarter 2008 Operating Results

NEW YORK--(BUSINESS WIRE)--Acadia Realty Trust (NYSE: AKR – “Acadia” or the “Company”), a real estate investment trust (“REIT”), today reported operating results for the quarter ended March 31, 2008. All per share amounts discussed below are on a fully diluted basis.

First Quarter 2008 Highlights

Earnings – 2008 first quarter FFO of $0.38 and EPS of $0.23

  Funds from operations (“FFO”) per share of $0.38 for the first quarter 2008 compared to $0.36 for first quarter 2007, as adjusted
  Earnings per share (“EPS”) from continuing operations for first quarter 2008 of $0.23 compared to $0.08 for first quarter 2007

Core portfolio – Asset recycling continues to strengthen portfolio

  Same store net operating income increased 7.2% for the first quarter 2008 compared to first quarter 2007
  March 31, 2008 occupancy at 94.1% versus 94.4% at year-end 2007
  Completed sale of remaining residential complex subsequent to the first quarter
  Acquired a single-tenant retail property located in midtown Manhattan, New York

External growth initiatives – Fund III capital deployment on track

  Completed the acquisition and recapitalization of an eleven property self-storage portfolio located throughout New York and New Jersey with strategic partner Storage Post

RCP Venture – Gains from Mervyns asset dispositions

  Recognized income of $2.2 million after tax in connection with Mervyns sale of 43 assets

Balance Sheet – Strong liquidity

  Cash on hand and availability under current facilities totaling $176 million at March 31, 2008

First Quarter 2008 Operating Results

For the quarter ended March 31, 2008, FFO was $12.9 million, or $0.38 per share, compared to $12.1 million, or $0.36 per share for the quarter ended March 31, 2007. FFO for 2007, as previously disclosed, was adjusted to include the extraordinary gain from the Company’s RCP Venture investments as discussed in Note 4 to the Financial Highlights included herein.

EPS and EPS from continuing operations for the first quarter 2008 were $0.27 and $0.23, respectively, compared to $0.20 and $0.08 for the first quarter 2007, respectively. Following are the key factors in comparing EPS for the first quarter 2008 with the first quarter 2007:

  The $0.15 increase in EPS from continuing operations for 2008 resulted primarily from RCP Venture income of $0.07 and additional transactional fee income earned from the opportunity funds that the Company invests in and manages (the “Funds”) of $0.11. The transactional fees earned from the Funds are eliminated in consolidation, and recognized through a reduction in minority interest expense. These increases were partially offset by $0.03 of additional general and administrative expense in 2008.
  Income from discontinued operations increased $0.01.
  Income from extraordinary item for 2007 of $0.09 was related to the Company’s investment in Albertson’s through its RCP Venture.

Retail Portfolio Performance – Asset Recycling Continues

During April of 2008, the Company completed the sale of its last remaining residential complex, the Village Apartments, located in Winston-Salem, North Carolina for $23.3 million.

During April of 2008, Acadia acquired a single-tenant retail property located in midtown Manhattan for $9.2 million. The 20,000 square foot property is located on 17th Street and 5th Avenue and leased to Barnes & Noble. This addition to Acadia’s core portfolio successfully completed a tax deferred exchange in connection with the fourth quarter 2007 sale of a residential complex located in Columbia, Missouri.

For the quarter ended March 31, 2008, same store net operating income (“NOI”) increased 7.2% from first quarter 2007. Impacting this result was the effect of certain tenant common area expense reimbursement adjustments reflected in the first quarter 2007 results, as discussed in 2007. Without giving effect to these adjustments, 2008 same store NOI would have increased by 2.1% from first quarter 2007.

Acadia’s core portfolio occupancy, including the Company’s pro-rata share of its joint venture properties, but excluding the Funds, was 94.1% as of March 31, 2008. This represents a decrease of 30 basis points from 94.4% occupancy at December 31, 2007 and is consistent with March 31, 2007 occupancy of 94.1%.

Acadia’s combined portfolio occupancy, including its pro-rata share of its joint venture properties and its Funds, was 93.9% as of March 31, 2008. This represents a decrease of 30 basis points from 94.2% occupancy at December 31, 2007 and is consistent with March 31, 2007 occupancy of 93.9%.

During the first quarter of 2008, Acadia realized an average rent increase of 7.5% in its core portfolio on new and renewal leases totaling 152,000 square feet representing 2.8% of the core portfolio’s gross leasable area. Including the effect of the straight-lining of rents, the Company realized average rent increases of 12.6% on new and renewal leases with respect to its core properties.

Strong Balance Sheet - Available Liquidity

Acadia continues to maintain a solid financial position at March 31, 2008 as evidenced by the following:

  Excluding cash and credit facility availability within the Funds, the Company had total liquidity of $176 million, comprised of $84 million of cash and $92 million available under existing lines of credit as of March 31, 2008
  Fixed-charge coverage ratio of 3.6 to 1 for the first quarter 2008
  Debt to total market capitalization of 37%
  Dividend payout ratio of 55% of FFO for the first quarter 2008
  100% of the Company’s core portfolio debt is fixed-rate. Including the Company’s pro-rata share of Fund debt, 91% is fixed-rate

External Growth Initiatives – Fund III Continues to Deploy Capital

Fund III - Storage Post Investment

Fund III, a discretionary $503 million equity opportunity fund, continued its investment program during the first quarter with the acquisition and recapitalization of a self-storage portfolio operated by Acadia’s strategic partner, Storage Post.

During February 2008, Acadia, through Fund III, and in conjunction with Storage Post, acquired a portfolio of eleven self-storage properties from Storage Post’s existing institutional investors for approximately $174 million. The portfolio totals approximately 920,000 net rentable square feet, of which ten properties are operating at various stages of stabilization with an overall occupancy of approximately 70% at acquisition. The remaining property is currently under construction. The properties are located throughout New York and New Jersey with significant lease-up potential. The portfolio continues to be operated by Storage Post, which is an equity partner in the investment.

In addition to the newly acquired portfolio, Storage Post is the operating partner at four properties within Acadia’s New York Urban/Infill portfolio with self-storage components. The properties, which are being developed together with P/A Associates, are Liberty Avenue, Pelham Manor, Canarsie Plaza and Atlantic Avenue. Liberty Avenue is currently operating while the other three properties are under development.

Following the self-storage acquisition and the fourth quarter 2007 acquisition of properties located in Sheepshead Bay, Brooklyn and Westport, Connecticut, Fund III has deployed approximately $95 million of capital to date, which is consistent with the planned timing of its capital investment.

RCP Venture – Mervyns Asset Sales

During December 2007 and first quarter 2008, Mervyns completed a sale of 43 Mervyns sites totaling 3.4 million square feet located primarily in the Southwest. The Company’s share of the gain from these sales recognized through its investment in Mervyns I and II, totaled $12.9 million. After allocating the minority interest share of the gain, Acadia recognized $2.2 million of income, after taxes, during the first quarter of 2008.

Management Team

The Company has appointed Rockie Gajwani to the position of Senior Vice President, Leasing and Development, responsible for overseeing the Company’s leasing and redevelopment activities. Mr. Gajwani comes to Acadia from Vornado Realty Trust. Prior to Vornado, he worked with Angelo Gordon & Co and Forest City Ratner.

Outlook - Earnings Guidance for 2008

The Company reaffirms its previously announced 2008 FFO and earnings per share forecast. On a fully diluted basis, the Company forecasts that its 2008 annual FFO will range from $1.25 to $1.35 per share. 2008 earnings per share is expected to range from $0.66 to $0.76.

Management Comments

“We are quite pleased with our first quarter results, which reflect the strength of our key initiatives,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Given the volatility in the marketplace, our solid core portfolio, healthy balance sheet and discretionary equity funds should position us to continue to successfully execute our business plan and capitalize on the opportunities that are beginning to present themselves.”

Investor Conference Call

Management will conduct a conference call on Wednesday, April 30, 2008 at 12:00 ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 1-866-825-1709 (internationally 617-213-8060). The passcode is “Acadia”. The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888), and the passcode will be 71821385. The phone replay will be available through Wednesday, May 7, 2008.

Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail and mixed-use properties including neighborhood and community shopping centers located in dense urban and suburban markets in major metropolitan areas.

Certain matters in this press release, including statements relating to our future operating results, may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding our future earnings, estimates regarding the timing of completion of, and costs relating to, our real estate redevelopment projects. Factors that could cause our forward-looking statements to differ from our future results include, but are not limited to, those discussed under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s most recent annual report on Form 10-K filed with the SEC on February 29, 2008 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the Company’s reliance on revenues derived from major tenants; (ii) the Company’s limited control over joint venture investments; (iii) the Company’s partnership structure; (iv) real estate and the geographic concentration of our properties; (v) market interest rates; (vi) leverage; (vii) liability for environmental matters;(viii) the Company’s growth strategy; (ix) the Company’s status as a REIT (x) uninsured losses and (xi) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights [1] For the Quarters ended March 31, 2008 and 2007 (dollars in thousands, except per share data)

	For the quarters ended
	March 31,
Revenues	2008	2007
Minimum rents	$17,596	$15,431
Percentage rents	161	96
Expense reimbursements	4,002	2,889
Other property income	288	124
Management fee income	2,029	1,075
Interest income	2,796	2,854
Other	--	165
Total revenues	26,872	22,634

Operating expenses
Property operating	4,133	3,546
Real estate taxes	2,544	1,982
General and administrative	6,389	5,448
Depreciation and amortization	6,518	5,634
Total operating expenses	19,584	16,610
Operating income	7,288	6,024
Equity in earnings of unconsolidated affiliates	13,235	130
Interest expense	(6,088)	(5,607)
Minority interest	(5,185)	2,309

Income from continuing operations before income taxes	9,250	2,856
Income taxes	(1,857)	(44)
Income from continuing operations	7,393	2,812

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights [1] For the Quarters ended March 31, 2008 and 2007 (dollars in thousands, except per share data)

	For the quarters ended
	March 31,
	2008	2007
Discontinued operations:
Operating income from discontinued operations	1,377	1,045
Minority interest	(27)	(21)
Income from discontinued operations	1,350	1,024
Net income before extraordinary item	8,743	3,836

Extraordinary item:
Share of extraordinary gain from investment in unconsolidated affiliate	--	23,690
Minority interest	--	(18,959)
Income taxes	--	(1,848)
Income from extraordinary item	--	2,883
Net income	$8,743	$6,719

Net income per Common Share – Basic
Net income per Common Share – Continuing operations	$0.23	$0.09
Net income per Common Share – Discontinued operations	0.04	0.03
Net income per Common Share – Extraordinary item	--	0.09
Net income per Common Share	$0.27	$0.21
Weighted average Common Shares	32,461	32,155

Net income per Common Share – Diluted [2]
Net income per Common Share – Continuing operations	$0.23	$0.08
Net income per Common Share – Discontinued operations	0.04	0.03
Net income per Common Share – Extraordinary item	--	0.09
Net income per Common Share	$0.27	$0.20
Weighted average Common Shares	32,957	33,040

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights [1] For the Quarters ended March 31, 2008 and 2007 (dollars in thousands, except per share data)
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS [3]

	For the quarters ended
	March 31,
	2008	2007
Net income	$8,743	$6,719

Depreciation of real estate and amortization of leasing costs (net of minority interests' share)
Consolidated affiliates	3,566	4,797
Unconsolidated affiliates	500	475
Income attributable to minority interest in Operating Partnership	79	144
Distributions – Preferred OP Units	5	8
Extraordinary item (net of minority interests' share and income taxes)	--	(2,883)
Funds from operations	12,893	9,260
Add back: Extraordinary item, net [4]	--	2,883
Funds from operations, adjusted for extraordinary item	$12,893	$12,143

Funds from operations per share – Diluted
Weighted average Common Shares and OP Units [5]	33,603	33,682
Funds from operations, adjusted, per share	$0.38	$0.36

ACADIA REALTY TRUST AND SUBSIDIARIES Financial Highlights [1] For the Quarters ended March 31, 2008 and 2007 (dollars in thousands)
RECONCILIATION OF OPERATING INCOME TO NET PROPERTY OPERATING INCOME (“NOI”)[3]

	For the quarters ended
	March 31,
	2008	2007

Operating income	$7,288	$6,024

Add back:
General and administrative	6,389	5,448
Depreciation and amortization	6,518	5,634

Less:
Management fee income	(2,029)	(1,075)
Interest income	(2,796)	(2,854)

Straight line rent and other adjustments	468	202

Consolidated NOI	15,838	13,379

Minority interest in NOI	(738)	(435)
Pro-rata share of NOI	$15,100	$12,944

SELECTED BALANCE SHEET INFORMATION
	As of
	March 31, 2008	December 31, 2007

Cash and cash equivalents	$111,290	$123,343
Rental property, at cost	987,960	794,287
Total assets	1,196,555	999,012
Notes payable	666,030	517,903
Total liabilities	733,946	587,165

Notes:

1 For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

2 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

3 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

4 The extraordinary item represents the Company’s share of estimated extraordinary gain related to its investment in Albertson’s. The Albertson’s entity has recorded an extraordinary gain in connection with the allocation of purchase price to assets acquired. The Company considers this as an investment in an operating business as opposed to real estate. Accordingly, all gains and losses from this investment are included in FFO which management believes provide a more accurate reflection of the operating performance of the Company.

5 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 645 and 642 OP Units into Common Shares for the quarters ended March 31, 2008 and 2007, respectively,. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 and 179 Common Shares for the quarters ended March 31, 2008 and 2007, respectively and the vesting of 0 and 1 OP Units for the quarters ended March 31, 2008 and 2007, respectively.

CONTACT:
Acadia Realty Trust
Media Relations
Debra Miley, 914-288-8100